EXHIBIT (a)(8)


                  GLOBAL ASSIGNMENT AND ASSUMPTION AGREEMENT

         This GLOBAL ASSIGNMENT AND ASSUMPTION AGREEMENT is dated October 29, 1999 between Alliance Capital Management L.P., a Delaware limited partnership ("Alliance Holding") and Alliance Capital Management L.P. II, a Delaware limited partnership ("Alliance Capital").



                             W I T N E S S E T H :

         WHEREAS, pursuant to the terms and conditions of the Agreement and Plan of Reorganization dated as of August 20, 1999 among The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation ("Equitable Life"), Alliance Capital Management Corporation, Alliance Holding and Alliance Capital (the "Plan of Reorganization"), Alliance Holding intends to reorganize (the "Reorganization") its business by transferring substantially all of its assets and liabilities to Alliance Capital in exchange for all outstanding units of Alliance Capital; and

         WHEREAS, subject to the terms and conditions of the Plan of Reorganization, Alliance Holding has agreed to transfer, convey, assign and deliver to Alliance Capital all of its right, title and interest to the Transferred Assets (as defined in the Plan of Reorganization), and Alliance Capital has agreed to assume and agree to pay, honor and discharge the Assumed Liabilities (as defined in the Plan of Reorganization);

         NOW, THEREFORE, in consideration of the transfer of the Transferred Assets, and for other good and valuable consideration, the adequacy of which is acknowledged, Alliance Capital and Alliance Holding agree as follows:

           1. (a) Alliance Holding does hereby transfer, assign and deliver to Alliance Capital all of the right, title and interest of Alliance Holding in, to and under the Transferred Assets; provided that this Agreement shall not result in any transfer, assignment or delivery of any of the excepted assets listed in either of Schedule A or Schedule B hereto or any asset which the parties elect to assign pursuant to a separate assignment agreement.

          (b) Alliance Capital does hereby accept all the right, title and interest of Alliance Holding in, to and under all of the Transferred Assets (except as aforesaid) and Alliance Capital assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities, except to the extent of any liabilities relating to the assets listed in either of Schedule A or Schedule B



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hereto, and to perform all of the obligations of Alliance Holding to be performed under the Transferred Assets, except to the extent of any obligations relating to the assets listed in either of Schedule A or Schedule B hereto.

           2. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

           3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      ALLIANCE CAPITAL MANAGEMENT L.P.

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                            CORPORATION, its general partner



                                      By: /s/ David R. Brewer
                                         ---------------------------------------
                                         Name:  David R. Brewer
                                         Title: Senior Vice President and
                                                General Counsel


                                      ALLIANCE CAPITAL MANAGEMENT L.P. II

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                             CORPORATION, its general partner



                                      By: /s/ David R. Brewer
                                         ---------------------------------------
                                         Name:  David R. Brewer
                                         Title: Senior Vice President and
                                                General Counsel